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                                                                   EXHIBIT 10.12
                                                                   -------------

NORTH CAROLINA
                                                      LEASE
NASH COUNTY                            (TRIPLE NET WITH CAM - NO T&I ESTIMATES)


     THIS LEASE, made as of the 1st day of August, 2002, by and between Harrold-Barker Investment Company, hereinafter "Landlord" and OptiCare Health Systems, Inc., hereinafter "Tenant".

                                   WITNESSETH:

     Upon the terms and conditions hereinafter set forth, the Landlord leases to Tenant and Tenant leases from Landlord certain property and improvements, which shall hereinafter be referred to as the "Premises", all as follows:

                                    ARTICLE I
                                    PREMISES

     1.01 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a portion of that certain building, located at 110 & 112 Zebulon Court in Rocky Mount, North Carolina, herein "Premises", which is part of the OptiCare Building Complex ("Building Complex"). Landlord represents and warrants that the Premises are in good condition and repair, and that all systems servicing the Premises, including, but not limited to, all HVAC, electrical, lighting, and plumbing are in good condition and repair and operating for their intended purposes. In addition, Landlord represents and warrants that the use of the Premises as contemplated by Tenant is permitted under applicable law.

     1.02 Common Use. The use and occupation by the Tenant of the Premises may include the use in common with others entitled thereto of the common areas, employees' parking areas, service roads, loading facilities, sidewalks and customer parking areas, and other common facilities of the building as may be designated from time to time by the Landlord, subject however to the terms and conditions of this Agreement.

                                   ARTICLE II
                                    TERM/USE

     2.01 Term. The initial term ("Initial Term") of this Lease as defined in Exhibit A shall commence on the Commencement Date and shall terminate at midnight on the last date of the month of the Initial Term. Provided that Tenant is not in default under the provisions hereof and provided further that Tenant gives Landlord written notice of Tenant's intention to do so at least one hundred fifty (150) days prior to the expiration of the Initial Term hereof as to the First Renewal Term (if any), and at least one hundred fifty (150) days prior to the expiration of the First Renewal Term (if any) as to the Second Renewal Term (if any), Tenant shall have the right and option to renew the

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term of this Lease for such periods designated in Exhibit A and upon such rental rates hereinafter set forth in this Lease. The renewal term(s) shall be upon the same terms and conditions as provided herein for the Initial Term, except that the base rent and other costs payable by Tenant during such renewal term(s) shall be determined as provided herein. If Tenant does not exercise a renewal option, Tenant shall furnish Landlord written evidence in recordable form of the fact that Tenant has no further right to occupy the Premises.

     2.02 Use. Tenant may use and occupy the Premises solely for the designated "Permitted Uses" as set forth on Exhibit A, but for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld. In no event shall Tenant make any use of the Premises which is in violation of any lawful governmental laws, rules, ordinances or regulations insofar as they might relate to Tenant's use and occupancy of the Premises or which is for any immoral purpose; nor may Tenant make any use of the Premises not permitted by any restrictive covenants, which apply to the Premises, or in a manner which constitutes a nuisance, or which results in the cancellation of any fire insurance policy on the Premises.

                                   ARTICLE III
                                      RENT

     3.01 Base Rent. (a) The fixed annual rent ("Base Rent") during the term of this Lease, including any renewal, shall be payable by Tenant in equal monthly installments, on or before the first day of each month in advance, at the office of Landlord or at such other place designated by Landlord, without any prior demand therefor and without any deduction or set-off whatsoever. The Base Rent during the Initial Term shall be as set forth in the Adoption Agreement attached hereto as Exhibit A. In the event that Optometric Eye Care Center, P.A. ("OECC, P.A."), an affiliate of Landlord, defaults in payment under the terms of that certain Promissory Note dated August 1, 2002 in the maximum principal amount of $1,000,000 executed by OECC, P.A. in favor of Tenant, Tenant shall have the right to offset payments of rent due to Landlord hereunder to the same extent as any default in payment under said Promissory Note, which offsets shall constitute payments under the Promissory Note to the extent such offsets are asserted.

     A prorated monthly installment of Base Rent shall be paid for any fraction of a month if the lease term shall begin on any day except the first day of a month or end on any day except the last day of the month.

     The term "lease year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The initial lease year ("initial lease year") shall being on the Commencement Date. Each succeeding lease year during the Initial Term and any renewal term shall commence upon the anniversary date of the initial lease year.

         (b) During the Initial Term of this Lease, the Base Rent shall be adjusted as of the beginning of the fourth lease year by the increase, if any, required in order to reflect any increase in the cost of living between the beginning of the fourth lease year and the Commencement Date, but in no event to exceed a 20% increase in the Base Rent, as adjusted, in effect during the preceding lease year.

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     The change in the cost of living shall be measured by the change in the
Consumer Price Index, All Urban Consumers, All Items, South (1982-84=100), published by the Bureau of Labor Statistics, U.S. Department of Labor, unless said Index is not published for the date to be used, in which case the most recent index dates in uniform manner preceding the respective initial lease year and renewal terms shall be used. Said rental adjustment will be in addition to any additional payments or reimbursement for expenses to Landlord, as provided in this lease. If the manner in which such Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised Index which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued or otherwise, Landlord will substitute therefor a comparable Index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or if no such Index shall be available, then comparable Index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or if no such Index shall be available, then a comparable Index published by a major bank or by a university or recognized financial publication.

     Landlord shall notify Tenant in writing of the new Base Rent as soon as possible, but not later than sixty (60) days after the beginning of any renewal term requiring an adjustment; provided, however, that the failure of the Landlord to give such notice will not affect the Tenant's obligation to pay the Base Rent at the rate then in effect under this Lease. When Tenant receives notice of the increase from the Landlord, Tenant shall pay within ten (10) days thereafter any increase in the Base Rent reflected thereby retroactive to the adjustment date.

     3.02 Past Due Rent or Prorata Expenses. In the event the Base Rent, or Tenant's share of "additional rent" (including taxes, or other charges due hereunder) are not paid to Landlord by Tenant within ten (10) days of the date on which they are due, Tenant agrees to pay to Landlord a late charge of Four Percent (4%) of the amount due. Tenant further agrees to pay Landlord any reasonable costs incurred by Landlord in effecting the collection of any past due rents, additional rents, late charge, or other payments due hereunder including but not limited to fees of any attorney or collection agency. Nothing herein contained shall limit any other remedy of Landlord.

                                   ARTICLE IV
                                      TAXES

     4.01 Taxes. Tenant agrees to pay, as additional rent, its proportionate share of all real property taxes and assessments which may be levied or assessed by any lawful authority against the land and improvements in the Building Complex. Tenant shall pay that portion of such taxes equal to the product obtained by multiplying the total taxes by a fraction, the numerator being the square foot area of the leased Premises, and the denominator of which shall be the total square footage of all leasable space in the Building Complex.

     Landlord will bill the Tenant annually for said real estate taxes, accompanied by copies of the appropriate tax bills. The Tenant will remit to the Landlord within thirty (30) days the taxes due.

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     For any portion of the aggregate lease term computed from the date hereof which is less than a full calendar year, the allocation of taxes shall be reduced to limit such charge to a corresponding pro rata portion of such year. This provision shall apply both at the beginning and the end of any lease term.

     "Real Estate Taxes" shall mean any property taxes and assessments imposed upon the land and improvements upon said land. If due to a change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income or profit tax shall be deemed to be a real estate tax for the purpose hereof.

     Tenant further covenants that if its lease is terminated by reason of default on its part, or if it fails to take possession of its Premises or leaves the Premises prior to the expiration of this lease, that it shall remain liable to pay such taxes. Tenant agrees that this is not to be construed as a penalty and that it shall be liable therefor only for such period or periods of time during the unexpired term of this lease during which the Premises are unrented.

                                    ARTICLE V
                          CONDUCT OF BUSINESS OF TENANT

     5.01 Operation of Business. Tenant shall not perform any acts or carry on any practices which may injure the Premises or be of nuisance or menace to others.

                                   ARTICLE VI
                              FIXTURES/ALTERATIONS

     6.01 Fixtures, Alterations. With Landlord's prior written consent, which shall not be reasonably withheld or delayed, Tenant, at its expense, may, in good workmanlike manner, make structural or interior alterations to the Premises as it deems necessary in the conduct of its business provided said alterations do not reduce the value of such Premises.

     Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.

     All alterations, additions and improvements (excluding personal property and movable business fixtures of Tenant, no part of the cost of which shall have been paid by Landlord) made by, for or at direction of the Tenant, shall become the property of the Landlord and shall remain upon Premises and shall be surrendered with the Premises as part thereof at the expiration or termination of this lease whether pursuant to the terms hereof or re-entry and possession without termination; provided, however, the Landlord shall have the right to require Tenant to remove any of such alterations, additions, or improvements and to restore the Premises to the condition in which they were at the commencement of Tenant's occupancy thereof and such right shall be exercised by Landlord by giving notice to Tenant at any time prior to or not later than thirty (30) days after the

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expiration or earlier termination or repossession. Upon receipt of such notice,
Tenant at Tenant's sole cost and expense shall comply with the requirements therein on or before the expiration or earlier termination of this Lease or within five (5) days of receipt of said notice by Tenant, whichever shall be later.

     Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Premises, and should any such lien be made or filed, Tenant shall within ten (10) days of receipt thereof give notice to Landlord of same and Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord.


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                                   ARTICLE VII
                                   COMMON AREA

     7.01 Parking and Common Areas and Facilities. All automobile parking areas, driveways, common building entrances and exits, and other facilities furnished by Landlord in the Building Complex, including employee parking areas, pylon sign, retaining walls, mechanical systems (including electrical, heating and air conditioning, plumbing and sprinkler systems), sidewalks, awnings, facia, landscaped areas, and other areas and improvements, generally serving the Building Complex, provided by Landlord for the general use and benefit, in common, of all tenants, their officers, agents, employee's and customers, herein Common Areas, shall at all times be subject to the exclusive control and management of Landlord. Provided, however, Landlord shall not act or omit to act in a manner that would adversely affect the right of Tenant access to the Building, or any portion thereof, or the right to use of the Building or any portion thereof.

     7.02 Cost of Common Area Maintenance. Tenant agrees to pay Landlord, as "additional rent", toward the cost of the operation, maintenance and repair of the Common Areas and Building Complex as appropriate, including but not limited to: all insurance (including liability) with respect to the Common Areas; repairing and maintaining the common parking areas; cost and expense of normal repair and maintenance of mechanical systems, including periodic maintenance and service contracts for same, serving the Building Complex and Common Areas; maintenance of landscaping; and exterior maintenance (including painting and power washing) of outside walls and facia of buildings and improvements on and within the Building Complex, (herein collectively called the "common areas maintenance cost" or "CAM"), an amount equal the product of (i) the common areas maintenance cost for said lease year, multiplied by (ii) a fraction, the numerator of which shall be the square feet area of the leased Premises and the denominator of which shall be the total square feet of leasable space in the Building Complex. If the number of square feet of such floor area within the Building Complex shall change during a lease year, said fraction referred to in the sentence immediately preceding shall be adjusted to reflect such change on a per diem basis.

     After the close of each calendar year, Landlord shall submit to Tenant a statement of its proportionate share of the common areas maintenance cost for said year. The total billing for CAM costs less the amounts previously paid by the Tenant will result in an adjustment whereby the Tenant will either receive a refund within thirty (30) days of any overpayment or will remit within thirty
(30) days any balance due Landlord for additional CAM costs. Tenant shall have the right to examine vouchers, bills and other supporting data to determine the accuracy of such statements submitted by Landlord pursuant to this paragraph.

     Tenant shall pay to Landlord as its proportionate share of the CAM Cost the "Estimated CAM" monthly on the first day of each and every month during the term hereof, and a pro rata sum for any partial month; such payment on account, however, to be adjusted after each calendar year based on Tenant's estimated share of common area maintenance cost as determined by Landlord upon notice duly given by Landlord. The initial CAM Estimate is set forth in the Adoption Agreement.

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     For any partial calendar year of Tenant's lease, Tenant will pay his pro rata share of common area maintenance costs for the entire year multiplied by a fraction consisting of the number of days in the calendar year in which he occupied the Premises divided by 360.

                                  ARTICLE VIII
                                   MAINTENANCE

     8.01 Tenant Maintenance. Tenant shall at all times keep the interior of the Premises in good order, condition and repair, damage by unavoidable casualty and repair that is the responsibility of the Landlord excepted. Tenant shall perform all necessary and normal maintenance and repair to interior doors, interior walls (including interior painting or wall coverings), electrical outlets, lighting fixtures (including bulb and ballast replacements), floor coverings and carpets, and ceiling tiles within the Premises.

     It is the intent that the normal costs of repairs, replacements and maintenance of the interior of the Premises be an expense of Tenant occupying the Premises. Provided, however, no item shall be included in CAM Cost that is treated as a capital expenditure under generally accepted accounting principles, nor should any of the following items be included: depreciation on the Building Complex or equipment therein; interest or principal on loans for the Building, or any expenses incurred in connection with obtaining financing for the Building; executive salaries or real estate brokers' commissions; renovating, decorating or redecorating for Tenant or other tenants in the Building Complex (except in all common areas), other than ordinary maintenance provided for all tenants; any expenditure for which Landlord is reimbursed by insurance, by Tenant or by a third party; the cost of capital improvements to the Building that do not materially benefit the Premises; Landlord's income taxes; or other expenses that do not relate to the operation, maintenance, repair, replacement and management of the Building. To the extent that there is disagreement as to whether the costs associated with the repair and maintenance of the Premises is a CAM Cost or not, the Landlord shall make the final determination in its reasonable opinion.

     8.02 Landlord Maintenance. The Landlord shall make all necessary structural repairs to the exterior walls (excluding exterior windows, doors, plate glass, storefront and sign which are CAM Costs); necessary repairs to the roof, foundations and load bearing items, and major replacements and major repairs of mechanical, sewer, utility and HVAC systems serving the building, and repaving (but not normal maintenance) of the parking areas. The Landlord shall not be required to make any repairs or replacements where the same were made necessary by any act or omission or negligence of the Tenant or their respective employees or invitees except as provided in Article X. Notwithstanding the foregoing, Landlord shall not be required to replace or repair any mechanical systems, including HVAC, or major component thereof, unless the Tenant's repair cost would cost in excess of the greater of $1,000.00 or thirty percent (30%) of the replacement cost.

     8.03 Trash. Tenant shall not permit the unsightly accumulation of trash, garbage or debris in or about the Premises.

     8.04 Failure of Tenant. If Tenant refuses or neglects to repair or maintain the Premises as required hereunder after reasonable time and after written demand from the Landlord, Landlord may

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make such repairs or maintenance without liability to the Tenant, and upon completion thereof, Tenant will pay Landlord's cost for making such repairs or maintenance plus fifteen percent (15%) for overhead, upon presentation of the bill therefor, as additional rent.

                                   ARTICLE IX
                                    SURRENDER

     9.01 Surrender of Premises. At the expiration of the tenancy hereby created, Tenant shall surrender the Premises in the same condition as the Premises were upon delivery of possession hereto under this Lease, reasonable wear and tear damage by casualty or repairs that are the responsibility of Landlord excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent. Tenant shall remove all of its trade fixtures, and any alterations or improvements (if required hereunder) before surrendering the Premises and shall repair any damage to the Premises caused thereby. Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this lease. The total billing for CAM Costs less the amounts previously paid by the Tenant will result in an adjustment whereby the Tenant will either receive a refund within thirty
(30) days of any overpayment or will remit within thirty (30) days any balance due Landlord for additional CAM Costs.

                                    ARTICLE X
                             INSURANCE AND INDEMNITY

     10.01 Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect policies of:

         (a) comprehensive public liability insurance with a contractual liability endorsement covering property damage, death and personal injury with respect to the Premises, the entrance and walk area in front of the Premises, and the business operated by Tenant and any subtenants of Tenant in the Premises in which the limits of public liability shall not be less than $1,000,000 per occurrence and in which the property damage liability shall be not less than $500,000.

         (b) all risks, property insurance (in an adequate amount) to cover the full replacement value of all personal property, inventory, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments and all other items located or placed in the Premises by the Tenant.

         (c) workman's compensation insurance covering all persons employed, directly or indirectly, by the Tenant as required by the laws of the State of North Carolina.

     Landlord reserves the right to increase the foregoing insurance limits as it deems reasonably necessary to protect itself, the Tenant and the property. The aforesaid policies, excepting the workman's compensation, shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be written by an insurance company reasonably acceptable to the Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord. Thereafter, at least fifteen (15)

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days prior to the expiration of any such policy, Tenant shall deliver either a duplicate original or a certificate of insurance for the policy together with satisfactory evidence of the payment of the premiums therefor. If Tenant fails to obtain or provide any or all of the insurance required by this section, then Landlord may, but shall not be required to, purchase such insurance on behalf of the Tenant and add the costs of such insurance as additional rent payable on demand.

     10.02 Fire and Extended Coverage Insurance. In addition to the insurance which Tenant is required to maintain pursuant to this Lease, Tenant agrees to pay directly to the appropriate insurer promptly upon receipt of invoices from such insurer the total premium to be paid for fire, extended coverage and rental insurance (including so-called "extended coverage and/or all risk endorsement") upon Landlord's buildings and improvements in the Building Complex. Landlord agrees to reimburse Tenant for that portion of the total premium paid by Tenant which bears the same ratio to the total premiums as the square feet area in the premises utilized by Optometric Eye Care Center, P.A. bears to the total square feet of leasable space in the Building Complex. The amount of fire insurance to be maintained by Tenant shall not be less than ninety percent (90%) and not more than one hundred percent (100%) of the replacement value of Landlord's buildings and improvements in the Building Complex as such value may exist from time to time. Tenant will bill the Landlord annually for its proportionate share accompanied by copies of the appropriate bills and Landlord will remit within ten (10) days to Landlord. Landlord agrees to permit Tenant to be named as an additional insured on any such insurance policy.

     Tenant agrees that it will not keep, use sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said Premises or the building of which they are a part, resulting from the type of merchandise sold by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premiums, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premiums.

     10.03 Mutual Indemnification. Each party (the "Indemnitor") will indemnify the other (the "Indemnitee") and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon, or at the Premises caused by the Indemnitor, or the occupancy or use by Indemnitor of the Premises or any omissions of Indemnitor, its agents, contractors, employees, invitees, servants, lessees or concessionaires. In the case Indemnitee shall, without fault on its part, be made a party to any litigation commenced by or against Indemnitor, then Indemnitor shall protect and hold Indemnitee harmless and shall pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Indemnitee in defending such action and in enforcing any covenants and agreements in this lease.

     10.04 Waiver of Subrogation. Landlord and Tenant shall to the extent possible obtain from any insurer providing insurance to either the Landlord or Tenant as required by this Lease, covering


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the Demised Premises, the improvements therein or the contents thereof, a waiver of any right of subrogation which such insurer of one party may acquire against the other party by virtue of payment of any loss under such insurance. The extra cost of any such waiver, shall be treated as an additional cost of the insurance payable under the terms hereof.

                                   ARTICLE XI
                                    UTILITIES

     11.01 Utility Services. Tenant shall be solely responsible for and promptly pay all deposits and charges for heat, water, gas, electricity or any other utility used or consumed in the Premises. In no event shall Landlord be liable for any interruption or failure in the supply of any such utilities to the Premises. The Landlord reserves the right to require the Tenant to separately meter his demised Premises. Any deposit or expense associated therewith shall be the expense of the Tenant.

     If any of such utilities or charges are not separately metered or are assessed for use in common with other tenants in the Building Complex, Tenant shall pay to Landlord a proportionate share of such charge used in common, based on the number of square feet of area in the Premises as percentage of the total leasable square footage in the Building Complex (unless the Tenants mutually agree to a separate allocation formula) in addition to Tenant's payments of any separately metered charges.

                                   ARTICLE XII
                       ESTOPPEL, ATTORNMENT, SUBORDINATION

     12.01 Estoppel Certificate. If within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Premises by Landlord, an estoppel certificate shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently, paying the rents reserved herein; that this lease is unmodified and in full force and effect (or if there have been modifications, that the lease is in full force and effect as modified and stating the modifications) and that there are no defaults by Landlord therein and no defenses or offsets thereto, or stating those claimed by Tenant. Tenant shall agree to give Landlord's mortgagee notice of and a reasonable opportunity to cure any Landlord default, and to accept such cure if affected by Landlord's mortgagee, and further shall agree to permit such mortgagee (or the purchaser at any foreclosure sale) on acquiring title to become substitute Landlord with liability only for such Landlord obligations as accrue after title is so acquired. Such statements or certificate shall also state the date through which the rent and other charges hereunder have been paid by Tenant.

     Within ten (10) days after request, Landlord shall provide the Tenant or any person directed by the Tenant, a certificate to said person certifying that the Tenant is in possession of the Premises and paying the rents reserved therein and that lease is unmodified and in full force and effect, and that there are no defaults by the Tenant, if all or certain thereof shall be the case.

     12.02 Attornment/Subordination. Tenant, shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made or other sale by the Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this lease and purchaser shall not disturb Tenant's possession so long as Tenant is not in default under the terms of this lease. The lease will be subordinate to the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land of which the Premises are a part or upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This section shall be self-operative and no further instrument of subordination shall be required by any mortgagee.

     Provided Tenant is granted nondisturbance under the Lease so long as there is no default or event of default by Tenant thereunder, the Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of attornment and subordination above as shall be requested by the Landlord and Landlord's mortgagee and failure to do so will constitute a breach of this Lease.

                                  ARTICLE XIII
                                      SIGNS

     13.01 Signs. The Tenant shall have the exclusive right to place Tenant's signs in and on about the facia of the Premises, provided the same are: in compliance with the law and any restrictive covenants affecting the Premises; approved by Landlord (which approval will not unreasonably be withheld); purchased and installed at the sole cost and expense of Tenant; and are removed from the Premises at the expiration or earlier termination of the term hereof and such damages as caused by the removal shall be repaired by Tenant. The Tenant shall be responsible for all applications, fees and permits required in conjunction with such signage.

     All signs used in or about the Premises shall be professionally executed and in good taste.

                                   ARTICLE XIV
                              ASSIGNMENT/SUBLETTING

     14.01 Assignment or Subletting. Without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed, Tenant will not by operation of law or otherwise, assign, transfer, mortgage, or encumber this lease, or sublet or permit the Premises or any part thereof to be used by others; provided, however, the Premises may be sublet to, or used by, an affiliate of Tenant, which is a direct or indirect subsidiary of Prime Vision Health, Inc. and Tenant shall have the right to admit new owners into Tenant without the prior written consent of Landlord, and to change the form of entity of Tenant by merger or consolidation so long as Tenant is the surviving entity. Neither this lease nor any interest therein, nor any estate thereby created, shall pass by operation of law or otherwise to any trustee or receiver in bankruptcy of Tenant or any assignee for the benefit of the creditors of Tenant. In the event that Tenant by operation of law or otherwise, assigns, mortgages, or encumbers this lease or sublets the Premises or any part thereof in violation of this provision, then Landlord shall have the option to cancel and terminate this lease in which event

Tenant shall immediately surrender the Premises to Landlord and Tenant shall hold Landlord harmless for any loss or damage, including attorney's fees, which Landlord may suffer by reason of such termination. If this Lease shall be assigned with consent, or if the Leased Premises or any part thereof shall be sublet or occupied by anyone other than Tenant, the Landlord may collect rent from the assignee, other tenant or occupant, and apply the net amount collected to the rent herein reserved. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any terms, covenants and conditions of this Lease.

                                   ARTICLE XV
                         WASTE, GOVERNMENTAL REGULATION

     15.01 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance.

     15.02 Governmental Regulations. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of the city, county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Premises, provided Tenant is not required to make structural repairs or alterations and shall faithfully observe in the use of the Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

     15.03 Hazardous Substance. During the lease term, Tenant shall not, and shall not allow any other party to, bring upon, store, dispose of or install in or upon the Premises: (i) any hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants, as those terms are used in the Resources Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clear Air Act and the Clean Water Act, or any amendments thereto, or any regulations promulgated thereunder; (ii) any "PCBs" or "PCB Items" (as defined in 40 C.F.R. S761.3); or (iii) any "asbestos" (as defined in 40 C.F.R. S763.63). It is further agreed that Tenant shall not install upon the Premises any underground petroleum storage tanks. Tenant shall indemnify, defend and hold Landlord harmless from and against any liability, cost, damage, or expense incurred or sustained by Landlord (including, without limitation, reasonable attorneys fees and expenses, remediation costs, engineering fees, court costs and costs incurred in the investigation, settlement and defense of claims) as a result of or in connection with any violation of the preceding prohibitions. It is specifically understood and agreed to by Tenant that the indemnity contained in this paragraph shall survive the expiration or earlier termination of the lease term.

                                   ARTICLE XVI
                             DESTRUCTION OF PREMISES

     16.01 Total or Partial Destruction. In the event the Premises are partially damaged by fire or other perils covered by extended coverage insurance such that the portion of the Premises damaged can be repaired within 60 days and that Tenant may continue to conduct its business therein without disruption, Landlord agrees to forthwith repair same, and this lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Base Rent from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the portion of the Premises rendered untenantable during repairs. If the damage is due to the intentional act of Tenant or its employees, there shall be no abatement of rent.

     In the event the Premises are damaged as a result of fire or other cause thereby rendering the Premises wholly untenantable, then Landlord shall promptly repair or restore such damage, this lease continuing in full force and effect, but the Base Rent to be proportionately reduced as hereinabove provided unless either party shall give notice to the other at any time within thirty (30) days after such damage, terminating this lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice. Provided, however, a party may not elect to terminate this Lease unless the necessary repairs cannot reasonably be made within a period of ninety
(90) days or less, or unless the cost of repairing such damage shall equal or exceed sixty percent (60%) of fair replacement value of the Premises immediately prior to such damage (provided this sentence shall not apply if one year or less remain in the lease term or, if then in a renewal term, the renewal term). In the event of giving such notice, this lease shall expire and all interest of the Tenant in the Premises shall terminate on the date which the Premises were rendered untenantable.

     Landlord shall not be required to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant.

                                  ARTICLE XVII
                                  CONDEMNATION

     17.01 Condemnation. If the whole or any part of the Premises, parking area, or means of access thereto shall be condemned or sold under threat of condemnation, and such condemnation shall render the Premises unsuitable for the business of the Tenant, this lease shall terminate. Tenant shall have no claim against Landlord or to any portion of the award in condemnation for the value of any unexpired term of this Lease, but this shall not limit Tenant's right to compensation from the condemning authority for the value of any of Tenant's property taken (other than Tenant's leasehold interest in the Premises).

                                  ARTICLE XVIII
                                DEFAULT OF TENANT

     18.01 Right to Re-enter. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same shall be due, or any failure to perform any other terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days (or such earlier time as may be specified herein) after written notice of such default shall have been delivered to Tenant, or if Tenant shall become bankrupt or insolvent or file any debtor proceedings, or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into such an arrangement, or if

Tenant shall abandon said Premises and fail to pay rent in accordance with the terms of this Lease, or suffer this lease to be taken under any writ of execution, then Landlord, besides and in addition to other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

     18.02 Right to Relet. Should Landlord elect to re-enter, as herein provided or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the terms of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each reletting all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alteration and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, and the present worth (discounted at 6%) at the time of such termination of the excess, if any, of the amount of rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. Landlord shall act in a commercially reasonable manner to mitigate its damages under this Lease. In exercising its remedies hereunder, Landlord should allow Tenant supervised access to the Premises to remove its personal property therefrom.

     The above stated remedies of Landlord shall be deemed to be in addition to, and not in lieu of, any other rights and remedies which Landlord may have in law or in equity.

     18.03 Waiver of Jury Trial and Counterclaim. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage.

     In the event Landlord commences any proceedings for non-payment of Base Rent or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

                                   ARTICLE XIX
                                 ACCESS BY OWNER

     19.01 Right of Entry. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times to examine the same, and to show them to prospective purchasers or lessees of the Premises, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall not abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant or otherwise and Landlord shall take all reasonable efforts to not disrupt the operations of the business of Tenant on the Premises. During the 150 days prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises the usual notices "to rent" or "for sale" which notices Tenant shall permit to remain thereon without molestation.

                                   ARTICLE XX
                            HOLDING OVER, SUCCESSORS

     20.01 Holding Over. Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

     20.02 Successors. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties.

                                   ARTICLE XXI
                                 QUIET ENJOYMENT

     21.01 Landlord's Covenant. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXII
                                  MISCELLANEOUS

     22.01 Waiver. The waiver of Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless the waiver shall be in writing by Landlord.

     22.02 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement of statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

     22.03 Entire Agreement. This lease and the Adoption Agreement and the exhibits, and rider, if any, attached hereto and forming a part hereof, set forth all the covenants promises, agreements, conditions or understandings, either oral, or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them, and no act by any representative or agent of Landlord other than a written agreement shall constitute an acceptance thereof.

     22.04 No Partnership. Landlord does not, in any way, or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

     22.05 Notices. Any notice, demand, request or other instruments which may be or are required to be given under this Lease shall be delivered in person or sent by United States certified mail postage prepaid and shall be addressed to the Landlord and Tenant at their respective addresses as set forth on Exhibit A, or at such other address as they may designate by written notice.

     22.06 Recording. Tenant shall not record this lease without the written consent of Landlord; provided, however, upon the request of and expense of either party hereto, the other party shall join in the execution of the statutory memorandum of this lease for purposes of recordation.

     22.07 Adoption Agreement. The fundamental lease provisions appearing in the Adoption Agreement (Exhibit A) for this Lease are an integral part of this Lease and are incorporated herein by reference. Each of the fundamental lease provisions and terms shall be deemed a definition of an essential term of this Lease and whenever any such term shall appear in this Lease, it shall be deemed to have the meaning therefor set forth in the Adoption Agreement and shall be limited by the provisions of this Lease applicable thereto.

     22.08 Landlord Liability. Except as specifically set forth in Section 3.01(a) of this Lease, Tenant agrees that it will look solely to the estate of the Landlord in the Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by the Landlord, and no other property or assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.


                            [Signature Page Attached]

     IN WITNESS WHEREOF, the Landlord and Tenant have signed and sealed this Agreement as of the date above written.



                                   LANDLORD:

                                   HARROLD-BARKER INVESTMENT COMPANY

                                   By: /s/ D. Blair Harrold
                                   Name:   D. Blair Harrold
                                   Title:  Partner

                                   TENANT:

                                   OPTICARE HEALTH SYSTEMS, INC.

                                   By: /s/ Dean J. Yimoyines
                                   Name:   Dean J. Yimoyines
                                   Title:  CEO

                                    EXHIBIT A

                               ADOPTION AGREEMENT


     This Adoption Agreement made this 1st day of August, 2002 by and between Harrold-Barker Investment Company (herein "Landlord") and OptiCare Health Systems, Inc. (herein "Tenant") sets forth fundamental terms and definitions of terms referenced in a Lease between said parties dated August 1, 2002, and the parties do hereby execute this Adoption Agreement and incorporate all terms set forth herein in said Lease.

LANDLORD:                          Harrold-Barker Investment Company

ADDRESS:                           101 Zebulon Court
                                   Rocky Mount, NC  27804

TENANT:                            OptiCare Health Systems, Inc.


ADDRESS:                           110 Zebulon Court
                                   Rocky Mount, NC  27804

TENANT'S TRADENAME:                OptiCare

COMMENCEMENT DATE:                 August 1, 2002

PREMISES:                          Approximately 19355 feet of rental space
                                   contained in the Building Complex which
                                   contains approximately 19355 square feet of gross leasable space located at 110 & 112
                                   Zebulon Court, Rocky Mount, North Carolina.

INITIAL TERM:                      Commencing August 1, 2002 and ending midnight
                                   on July 30, 2007.

FIRST RENEWAL TERM:                Commencing on N/A and terminating as of
                                   midnight on N/A.

PERMITTED USES:                    Offices, warehousing, and retail sales.

BASE RENT (Initial Term)           $184,000 per annum ($15,333 per month during
                                   the first three lease years of the Initial
                                   Term). Thereafter, as adjusted in accordance with Article III of the Lease.

INITIAL CAM ESTIMATE:              $N/A/month

SECURITY DEPOSIT:                  N/A


     IN WITNESS WHEREOF, the parties have executed this Adoption Agreement, this the day and year first above written.



                                        LANDLORD:

                                        HARROLD-BARKER INVESTMENTS COMPANY

                                        By: /s/ D. Blair Harrold
                                        Name:   D. Blair Harrold
                                        Title:  Partner

                                        TENANT:

                                        OPTICARE HEALTH SYSTEMS, INC.


                                        By: /s/ Dean J. Yimoyines
                                        Name:   Dean J. Yimoyines
                                        Title:  CEO


1. All common area maintenance, taxes, insurance and repairs to be paid directly by Tenant to Vendor.